EXHIBIT 10.9

ASSIGNMENT OF REAL ESTATE SALE AGREEMENT

This Assignment of Real Estate Sale Agreement is made and entered into as of the 14th day of September, 2009, by and between Northview Realty Group, Inc., a Canadian corporation (“Assignor”), with an office at 550 Sherbrook, Suite 1480, Montreal, OC Canada H3A 1B9 and Evergreen at Lofton Place, LLC, a Delaware limited liability company (“Assignee”), as follows:

RECITALS

A.    Northview Realty Group, Inc. entered into that certain Real Estate Sale Agreement dated as of June 8, 2009, as amended by that certain Reinstatement of and First Amendment to Real Estate Sale Agreement dated as of July 23, 2009, that certain Second Amendment to Real Estate Sale Agreement dated as of August 6, 2009, that certain Third Amendment to Real Estate Sale Agreement dated as of August 11, 2009, that certain Fourth Amendment to Real Estate Sale Agreement dated as of August 12, 2009, that certain Fifth Amendment to Real Estate Sale Agreement dated as of August 13, 2009, and that certain Sixth Amendment to Real Estate Sale Agreement dated as of September 1, 2009 (collectively, the “Agreement”), with ERP Operating Limited Partnership, an Illinois limited partnership.

B.    Assignor desires to assign to Assignee the rights of Assignor to purchase the Lofton Place Apartments located in the City of Tampa, County of Hillsborough, State of Florida (the “Property”), pursuant to the Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration and the covenants made herein, Assignor hereby conveys and assigns to Assignee all of Assignor’s rights, title and interest in and to the Property under the Agreement and the Deposit (as defined in the Agreement).

Assignee hereby assumes and agrees to perform all of the obligations and liabilities of Assignor pertaining to the Property under the Agreement, including, without limitation, paying the Purchase Price (as defined in the Agreement).

Notwithstanding anything contained elsewhere in this Assignment, Assignor is not released from any liability under the Real Estate Sale Agreement, in accordance with the provisions of Paragraph 14.3 of said Real Estate Sale Agreement.

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EXECUTED as of the date set forth above.

Northview Realty Group, Inc., a Canadian corporation		Evergreen at Lofton Place, LLC, a Delaware limited liability company

		By:	NVR Lofton Place, LP, an Iowa limited
liability partnership, its Operating Member

		By:	NVR Lofton Place GP, LLC, an Iowa
limited liability company, its General Partner

By:	/s/ Doug Reim	By:	/s/ Charles M. Thompson
	Doug Reim President		Charles M. Thompson Managing Member